SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549





                            FORM 8-K


                         CURRENT REPORT


                          JUNE 4, 1999
        Date of Report (Date of Earliest Event Reported)




                            2-96366-A
                    (Commission File Number)


             TREASURE & EXHIBITS INTERNATIONAL, INC.


       Florida                                         59-248340
(State or Other Juris-                            (IRS Employer Iden-
diction of Incorporation)                         tification Number)


                2300 Glades Road, Suite 450-West
                   Boca Raton, Florida 33431
             (Address of Principal Executive Offices)


                         (561) 997-0700
                 (Registrant's Telephone Number)

Item 5.      Recent Events

     The Company's recently appointed President and Chief Executive Officer, Mr. Lee Summers, resigned his position and left employment by the Registrant on June 4, 1999. Mr. Summers informed the Company that he was leaving employment with the Company to return to his private law practice in Boca Raton, Florida. The Company has, in consequence, replaced Mr. Summers with Mr. Larry Schwartz, its officer and director in the Chief Executive Officer position. Mr. Schwartz continues as the Company's sole director.

                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TREASURE & EXHIBITS INTERNATIONAL , INC.


Dated: June 15, 1999


                                    BY:/s/Larry Schwartz
                                       Larry Schwartz, President